SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”), dated as of October 1, 2019 (“Effective Date”), is entered into between GlassBridge Enterprises Inc. (“GlassBridge”) and the Pension Benefit Guaranty Corporation (“PBGC”, and collectively with GlassBridge, the “Parties”).

Recitals

A. PBGC is a wholly-owned United States government corporation and agency established under 29 U.S.C. § 1302(a) to administer the pension plan termination insurance program created by Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461 (2012 & Supp. V 2017) (“ERISA”).

B. GlassBridge is located in New York and sponsored the GlassBridge Enterprises Cash Balance Pension Plan (the “Plan”), which is a single-employer defined benefit pension plan covered by Title IV of ERISA.

C. On May 13, 2019, GlassBridge and PBGC entered into an agreement (1) terminating the Plan under 29 U.S.C. § 1342(c), (2) establishing April 30, 2019, as the Plan’s termination date under 29 U.S.C. § 1348 (the “DOPT”), and (3) appointing PBGC as statutory trustee of the Plan.

D. GlassBridge and any other members of GlassBridge’s controlled group (within the meaning of 29 U.S.C. § 1301(a)(14)) (collectively, with GlassBridge, the “Controlled Group Members”) are jointly and severally liable to PBGC for all liabilities under Title IV of ERISA in connection with the Plan’s termination (the “Title IV Liabilities”), including unfunded benefit liabilities, due and unpaid Plan contributions, premiums, and interest on each of the foregoing.

E. GlassBridge failed to make minimum funding contributions to the Plan, as a result of which a lien in favor of the Plan, on all property of each Controlled Group Member, arose under 26 U.S.C. § 430(k) and 29 U.S.C. § 1083(k) (“Liens”); and was perfected by PBGC filing Notices of Federal Lien under 26 U.S.C. § 430(k) (“Lien Notices”).

The Parties have reached an understanding to settle the Title IV Liabilities and accordingly agree as follows:

Settlement Payment

1. Payment. Within five days after the Effective Date, GlassBridge shall pay $3,000,000 in cash to PBGC by wire transfer in accordance with the wire instructions attached hereto as Exhibit A (the “Settlement Payment”).

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Releases

2. Releases. On the 95th day after payment of the Settlement Payment, if no bankruptcy petition has been filed by or against GlassBridge before such 95th day, PBGC will be deemed to have released all Controlled Group Members from the Title IV Liabilities. As promptly as reasonably practicable after such release, PBGC shall file releases of all Lien Notices in all appropriate filing offices and will provide copies of such notices to GlassBridge within a reasonable time after each such filing. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement releases any person or entity from any liabilities under Title I of ERISA, and PBGC expressly retains any and all claims with respect to any such liabilities.

General Provisions

3. Governing Law. Except to any extent preempted by federal law, the laws of the State of New York (without giving effect to its principles of conflicts of law) govern all matters relating to this Agreement. Each Party (a) consents to the exclusive jurisdiction of the U.S. District Court for the District of Columbia and its appellate courts for all matters relating to this Agreement, (b) consents that any action or proceeding relating to this Agreement may be brought in any such court, and (c) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

4. Entire Agreement. This Agreement (including all exhibits) constitutes the entire and final agreement between the Parties with respect to the matters provided for herein and no other agreement or understanding exists between the Parties with respect to such matters.

5. Amendments. This Agreement may not be altered, amended, modified, or otherwise changed in any respect except by an instrument in writing executed by both Parties.

6. Execution; Delivery. This Agreement may be executed in one or more counterparts and by different Parties on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart by facsimile or emailed PDF file (to Dstrauss@glassbridge.com for GlassBridge; to Boone.Merrill@pbgc.gov for PBGC) will be equally as effective as delivery of an original executed counterpart.

7. Severability. If any provision in this Agreement is invalid, inoperative, or unenforceable, the remaining provisions thereof remain in effect if both the economic and legal substance of the transactions contemplated thereby is not materially affected in any manner adverse to either Party. Otherwise, the Parties shall negotiate in good faith to rewrite any such provision so as to, as nearly and fairly as possible, approach the economic and legal substance originally intended.

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8. Construction. The language used in this Agreement is deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction applies against any Party. Nor does any rule of construction favoring a non-draftsman apply. A reference to any statute is deemed also to refer to all rules and regulations promulgated under the statute, unless the context requires otherwise. Unless specifically otherwise provided or the context otherwise requires, the singular includes the plural and the plural the singular; the word “or” is deemed to include “and/or”; the words “including”, “includes” and “include” are deemed to be followed by the words “without limitation”; the words “herein,” “hereof,” “hereby,” “hereunder,” “herewith,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; and references to sections or exhibits are to those of this Agreement. Headings in this Agreement are included for convenience of reference only and do not constitute a part hereof for any other purpose.

9. Notices. Each notice, demand, instruction, or other communication required or permitted under this Agreement to any Party (any of the foregoing, a “Notice”) must be in writing, is effective upon receipt if received on a business day (or otherwise, on the next day that is a business day), and must be delivered by a nationally recognized pre-paid overnight delivery service. Unless otherwise specified in a prior Notice sent or delivered in accordance with the foregoing provisions of this Section 9, each Notice must be sent to the Parties as indicated below:

In the case of GlassBridge to:

Daniel Strauss

Chief Executive Officer

GlassBridge Enterprises Inc.

510 Madison Avenue, 9th Floor

New York, New York 10022

With a copy to:

Pamela A. Thein

Partner

Fox Rothschild LLP

Campbell Mithun Tower - Suite 2000

222 South Ninth St.

Minneapolis, MN 55402-3338

In the case of PBGC to:

Pension Benefit Guaranty Corporation

Office of the Chief Counsel

Attn: Merrill Boone

1200 K Street, N.W., Suite 340

Washington, D.C. 20005-4026

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10. Authorization. Each Party represents and warrants that it is authorized to enter into this Agreement and that this Agreement constitutes its legal, valid, and binding contract enforceable against it by the other Party in accordance with the terms hereof. Each signatory represents and warrants that he or she is authorized to execute this Agreement on behalf of the Party for whom he or she has signed and to bind such Party hereunder.

11. Advice of Counsel. Each Party represents and warrants that it has been represented and advised by counsel or has had full opportunity to be represented and advised by counsel with respect to this Agreement and all matters covered by it.

13. Costs. Each Party will bear its own costs and expenses, including attorneys’ fees, in connection with the preparation, execution, and delivery of this Agreement, and in connection with the consummation of the transactions contemplated hereby.

14. No Third-Party Beneficiaries. This Agreement is intended to be and is for the sole and exclusive benefit of GlassBridge and PBGC, and any other Controlled Group Members (but only with respect to Section 2) and their respective successors and assigns. Nothing expressed in or to be implied from this Agreement gives any other person or entity any legal or equitable right, remedy, or claim against any Party under or in respect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

GlassBridge Enterprises Inc.

_______________________

Name: Daniel Strauss

Title: Chief Executive Officer

Pension Benefit Guaranty Corporation

_______________________

Name:

Title: __________________, Corporate Finance and Restructuring Department

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